                                                                   EXHIBIT 10.24



* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.



                      MASTER LABORATORY SERVICES AGREEMENT

      This Master Laboratory Services Agreement ("Agreement"), when signed by both parties, will set forth the terms and conditions between NORTHWEST BIOTHERAPEUTICS, INC., a Delaware corporation with its principal offices located at 21720 23rd Drive SE, Suite 100, Bothell, Washington 98021 ("Sponsor") and QUINTILES LABORATORIES LIMITED, a North Carolina corporation with its principal offices located at 5500 Highlands Parkway, Suite 600, Smyrna, Georgia 30082 ("QLAB"), under which QLAB agrees to provide laboratory services to Sponsor as set forth below.

Sponsor and QLAB agree as follows:

1. SERVICES. QLAB shall provide study planning, consultation on laboratory design, laboratory analysis, other laboratory services, and/or data management services, as requested by Sponsor from time to time during the term of this Agreement. The specific details of each assignment or task will be separately negotiated and specified in writing on terms acceptable to the parties and otherwise subject to the terms and conditions of this Agreement (each such writing, a Confirmation of Central Laboratory Services ("CCLS")) in a document substantially in the form of Appendix I to this Agreement.

2.    PAYMENT OF FEES AND EXPENSES.

      (a) Each CCLS shall contain a provisional services budget ("PSB") for the payment of QLAB's services to be performed pursuant to such CCLS as well as additional terms and conditions related to the PSB. Sponsor will pay QLAB in accordance with each PSB. Sponsor shall reimburse QLAB for all reasonable and necessary travel, lodging and other expenses incurred in the performance of its services that have been approved in writing by Sponsor.

      (b)   Upon execution of a CCLS, Sponsor shall pay QLAB an amount equal to
* of the applicable PSB as a project initiation payment. QLAB will draw from these funds in order to pay for services and related costs and expenses consistent with the terms of this Agreement.

      (c) QLAB will invoice Sponsor monthly or as separately agreed for services rendered under any CCLS and Sponsor shall pay all amounts due within thirty (30) days of receipt of QLAB's itemized invoices for work completed. Each invoice will reflect QLAB's application of any amounts advanced by Sponsor. If any portion of an invoice is disputed, then Sponsor shall pay the undisputed amounts within 30 days of receipt of the invoice, and the parties shall use good faith efforts to reconcile the disputed amounts as soon as practicable.

      (d) Overdue payments shall accrue interest at the rate of thirteen percent (13%) per annum, and payments overdue for more than ninety (90) days shall accrue interest at the rate of eighteen percent (18%) per annum, (or the maximum lesser amount permitted by law) plus reasonable attorney's fees and costs incurred by QLAB in connection with the collection thereof.

* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.



3. TERM. This Agreement shall commence on the date of execution and shall continue until terminated as hereinafter provided by either party.

4.    CONFIDENTIALITY.

      (a) It is understood that during the term of this Agreement and each CCLS, QLAB and its employees will be exposed to data and information, which is confidential and proprietary to Sponsor. All such data and information ("Sponsor Confidential Information") made available, disclosed or otherwise made known to QLAB as a result of services under this Agreement or under any CCLS shall be considered confidential and shall be considered the sole property of Sponsor. All information regarding laboratory methods, laboratory pricing, and laboratory management and all information regarding QLAB's operations, including but not limited to QLAB Property (as defined in Section 5 below), disclosed by QLAB to Sponsor in connection with this Agreement or any CCLS is proprietary, confidential information belonging to QLAB (the "QLAB Confidential Information", and together with the Sponsor Confidential Information, collectively referred to as the "Confidential Information"). The Confidential Information shall be used by the receiving party and its employees only for purposes of performing the receiving party's obligations hereunder or under any CCLS. Each party agrees that it will not reveal, publish or otherwise disclose the Confidential Information of the other party to any third party without the prior written consent of the disclosing party who may withhold such consent for any reason.

      (b) The foregoing obligations shall not apply to Confidential Information which:

            (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving party;

            (ii) becomes available to the receiving party on a non-confidential basis from a source which is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation to the disclosing party;

            (iii) the receiving party develops independently of any disclosure by the disclosing party;

            (iv) was in the receiving party's possession or known to the receiving party prior to its receipt from the disclosing party, as shown by contemporaneous written evidence; or

            (v)   is required by law to be disclosed.

      (c) This obligation of confidentiality and non-disclosure shall remain in effect for a period of ten years after the termination of this Agreement.

* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.



5.    PROPERTY OWNERSHIP.

      (a) All data and information necessary for QLAB to conduct project assignments will be forwarded by Sponsor to QLAB, and all such information received from Sponsor shall remain the property of Sponsor.

      (b) All data and information generated or derived by QLAB as the result of services performed by QLAB under this Agreement shall be and remain the exclusive property of Sponsor. Any inventions that may evolve from the data and information described above or as the result of services performed by QLAB under this Agreement ("Inventions") shall belong to Sponsor, and QLAB agrees to assign all of its rights, title and interest in and to any Inventions and/or related patents, effective upon their creation or conception to Sponsor. In addition,
QLAB:

            i. shall assist Sponsor, at Sponsor's request and expense, during and after the term of this Agreement, to evidence, transfer, vest, perfect and enforce Sponsor's intellectual property rights in the Inventions, and will execute any and all instruments and perform all acts reasonably necessary or desirable in order to establish, evidence, transfer, perfect, enforce, vest or confirm in Sponsor the entire right, title and interest in such Inventions, and also to execute any instruments necessary or desirable in connection with any continuations, renewals, or re-issues thereof or in the conduct of any related proceedings, litigation or other enforcement actions; provided that Sponsor's expenses hereunder shall include reasonable compensation to QLAB for its time spent in connection with enforcement actions or proceedings; and

            ii. shall promptly and fully disclose to Sponsor all Inventions made, conceived or reduced to practice during the term of this Agreement, and will promptly (in no event more than five business days) deliver them to Sponsor upon request and in any event upon the expiration or termination of this Agreement or its term, other than termination due to Sponsor's material breach of the Agreement; and


            iii. agrees that all Inventions created as a result of services performed under this Agreement are specifically ordered or commissioned by Sponsor, and to the extent such Inventions qualify as "works made for hire" under applicable copyright law, they are hereby agreed to be "works made for hire." To the extent such Inventions are not "works made for hire" under applicable copyright law, QLAB agrees to assign (or cause to be assigned) and does hereby assign fully to Sponsor the exclusive ownership of the copyright in all such Inventions and all rights comprised therein, along with ownership of and title to all physical embodiments (in whatever media) of the works, which shall vest in Sponsor as the works are fixed in any tangible medium of expression.

* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.



      (c) Notwithstanding the foregoing, Sponsor acknowledges that QLAB possesses certain inventions, processes, know-how, trade secrets, improvements, other intellectual properties and other assets, including but not limited to laboratory analyses, analytical and laboratory methods, processes, approaches, procedures and techniques, technical expertise and conceptual expertise in area of laboratory services, procedure manuals, personnel data, financial information, computer technical expertise, and software, which have been independently developed by QLAB and which relate to its business or operations (collectively "QLAB Property"). Sponsor and QLAB agree that any QLAB Property or improvements thereto which are used, improved, modified or developed by QLAB under or during the term of this Agreement or any CCLS are the sole and exclusive property of QLAB.

      (d) At the completion of the services by QLAB, all materials and other data owned by Sponsor shall either be: (i) delivered to Sponsor in such form as is then currently in the possession of QLAB, subject to the payment obligations set forth in Section 2 herein; (ii) retained by QLAB for Sponsor for a period of two (2) years; or, (iii) disposed of, at the direction and written request of Sponsor. Sponsor shall pay the costs associated with any of the above options. Each party, however, reserves the right to retain, at its own cost and subject to the confidentiality provisions herein, one copy of all documents and materials relating to the services, to be used solely to satisfy regulatory requirements or to resolve disputes regarding the services.

6.    REGULATORY COMPLIANCE; INSPECTIONS.

      (a) In carrying out its responsibilities under this Agreement and each CCLS, QLAB agrees to conduct its services in compliance with all applicable laws, rules and regulations, including but not limited to the U.S. Food, Drug and Cosmetic Act and the regulations promulgated pursuant thereto, and with the standard of care customary in the central laboratory industry.

      (b) Sponsor warrants that neither any assignment or task requested by Sponsor nor the conduct thereof as provided in this Agreement or in any CCLS shall violate any applicable law or regulation. Sponsor shall notify QLAB promptly in writing of any FDA or other governmental inspection or inquiry concerning any services that have been rendered or are being rendered by QLAB, or any study or project to which such services relate.

      (c) Neither QLAB nor any of QLAB's employees rendering services pursuant to this Agreement has been debarred pursuant to Section 306 of the Federal Food, Drug, and Cosmetic Act, as amended, and QLAB will not knowingly employ any person or entity that has been so debarred to perform services under this Agreement or any CCLS. QLAB shall notify Sponsor immediately upon the commencement of any such proceeding concerning QLAB or any such employee.

      (d) If any governmental or regulatory authority conducts or gives notice to QLAB of its intent to conduct an inspection at QLAB's facilities or take any other regulatory action with respect to any study or services provided under this Agreement, QLAB will promptly give Sponsor notice

* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.


thereof, including all information pertinent thereto, and, where reasonably practicable, QLAB will notify Sponsor prior to complying with such a demand or request. Sponsor, however, acknowledges that it may not direct the manner in which QLAB fulfills its obligations to permit inspection by governmental entities.

      (e) During the term of this Agreement and each CCLS, QLAB will permit Sponsor's representative(s) (unless such representatives are competitors of QLAB) to examine the work performed hereunder and the specific facilities at which the work is conducted during regular business hours upon reasonable advance notice and in a reasonable manner to determine that the project assignment is being conducted in accordance with the applicable CCLS and that the facilities are adequate; provided, however, that all information, other than Sponsor Confidential Information, disclosed or revealed to or ascertained by Sponsor in connection with any such examination shall be deemed to constitute QLAB Confidential Information for purposes of this Agreement. Unless the costs of governmental audits related to this Agreement or CCLS or Sponsor audits are specifically included in the PSB, Sponsor shall reimburse QLAB for its time and expenses associated with such audits and investigations.

7. CONFLICT OF AGREEMENTS. QLAB represents to Sponsor that QLAB is not a party to any agreement which would prevent QLAB from fulfilling its obligations under this Agreement, and that during the term of this Agreement, QLAB will not enter into an agreement to provide services which would prevent QLAB from providing the services contemplated to be provided by QLAB under this Agreement or any CCLS.

8.    INDEMNIFICATION.

      (a) Sponsor shall defend, indemnify and hold harmless QLAB, its affiliates and its and their respective directors, officers, employees and agents (each, an "Indemnified Party") from and against any and all losses, claims, actions, damages, liabilities, costs and expenses, (including reasonable attorney's fees and court costs) (collectively, "Losses"), joint or several, resulting or arising from any third-party claims, actions, proceedings, investigations or litigation relating to or arising from or in connection with this Agreement or any CCLS or the services contemplated herein (including, without limitation, any Losses arising from or in connection with any study, test, product or potential product to which this Agreement or any CCLS relates), except to the extent such Losses are determined to have resulted solely from negligence or intentional misconduct of the Indemnified Party seeking indemnity hereunder.

      (b) QLAB shall: (i) give Sponsor prompt notice of any such claim or law suit (including a copy thereof served upon QLAB); (ii) cooperate with Sponsor and its legal representatives in the investigation of any matter the subject of indemnification, and (iii) not unreasonably withhold its approval of the settlement of any such claim, liability or action by Sponsor that is the subject of this Indemnification provision.

* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.



      (c) Subject to Section 9 below, QLAB will defend, indemnify and hold Sponsor harmless from and against all Losses arising from any breach of QLAB's warranties, covenants or obligations under this Agreement or otherwise arising out of or in connection with QLAB's negligent acts or negligent omissions. Amounts finally determined to be owing under this paragraph may be deducted from any payments owed by Sponsor to QLAB under this Agreement.

9. LIMITATION OF LIABILITY. Neither QLAB nor its affiliates nor any of its or their respective directors, officers, employees or agents shall have any liability of any type (including, but not limited to, contract, negligence and tort liability) for any special, incidental, indirect or consequential damages, including, but not limited to the loss of opportunity, loss of use, or loss of revenue or profit in connection with or arising out of this Agreement, any CCLS, or the services performed by QLAB hereunder, even if such damages may have been foreseeable to QLAB. In addition, in no event shall the collective, aggregate liability of QLAB and its affiliates and its and their respective directors, officers, employees and agents under this Agreement or any CCLS exceed the amount of fees actually received by QLAB from Sponsor pursuant to this Agreement for the assignment or task from which such liability arose.

10. DISCLOSURE OF HAZARDS. Sponsor shall provide QLAB with all information available to it regarding known or potential hazards associated with the use of any substances supplied to QLAB by Sponsor and Sponsor shall comply with all current legislation and regulations concerning the shipment of substances by land, sea or air.

11. PUBLICATION. Project results may not be published or referred to, in whole or in part, without the prior written consent of Sponsor. Neither party may use the other party's name in connection with any publication or promotion without the other party's prior, written consent, which consent will not unreasonably be delayed or withheld.

12.   TERMINATION.

      (a) This Agreement or any CCLS may be terminated with or without cause by Sponsor or by QLAB at any time during the term of this Agreement on ninety
(90) days prior written notice to QLAB or Sponsor, as appropriate.

      (b) Either party may terminate this Agreement or any CCLS for material breach upon thirty (30) days written notice specifying the nature of the breach, if such breach has not been substantially cured within the thirty (30) day period. In the event that QLAB in good faith, reasonably determines, in its sole discretion, that its continued performance of the services contemplated by a CCLS would constitute a potential or actual violation of regulatory or scientific standards of integrity, QLAB may terminate this Agreement or the applicable CCLS by giving written notice stating the effective date (which may be less than thirty days from the notice date) of such termination.

* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.



      (c) Termination of this Agreement shall constitute termination of all CCLS's hereunder. Termination of a CCLS shall constitute a termination of such CCLS only and shall not affect this Agreement or any other CCLSs outstanding hereunder. Any written termination notice shall identify each specific CCLS that is being terminated.

      (d)   In the event this Agreement is terminated, Sponsor shall pay to
QLAB: (i) any fees for services rendered then due and owing to QLAB because of any performance of QLAB's obligations hereunder and all expenses reasonably incurred in performing those services; (ii) all actual costs (including time spent by QLAB personnel, which shall be billed at QLAB standard rates) to complete activities associated with the termination and close out of projects; and (iii) all kit destruction costs as noted in each CCLS. If payments in a terminated CCLS are milestone-based, but that milestone has not yet been completed, Sponsor will pay QLAB's standard fees for actual work performed toward that milestone up to the date of termination. Upon the termination of this Agreement, QLAB shall deliver to Sponsor all data and materials provided by Sponsor to QLAB for the conduct of services under this Agreement.

      (e) Termination of this Agreement or any CCLS hereunder shall not constitute a release or waiver of any right or remedy available to either party in connection herewith or therewith.

13. INDEPENDENT CONTRACTOR RELATIONSHIP. Notwithstanding any provision herein to the contrary, the parties hereto are independent contractors, and nothing contained in this Agreement or in any CCLS shall be construed to place them in the relationship of partners, principal and agent, employer and employee, or joint venturers. Each party agrees that it shall have no power or right to bind or obligate the other, and neither party shall hold itself out as having such authority.

14. INSURANCE. Each Party shall have and maintain such types and amounts of liability insurance as is normal and customary in the industry generally for parties similarly situated, and shall upon request provide the other Party with a copy of its policies of insurance in that regard, along with any amendments and revisions hereto.

15. FORCE MAJEURE AND RELATED MATTERS. QLAB shall not be liable or responsible to Sponsor nor be deemed to have defaulted under or breached this Agreement or any CCLS for or in respect of errors, delays or other consequences arising from Sponsor's failure to provide documents, materials, information or cooperation required by QLAB in order to perform properly and timely QLAB's obligations hereunder or thereunder. Sponsor acknowledges that, if it materially delays or suspends performance of the services, then the personnel and/or resources originally allocated to the project may be re-allocated, and QLAB will not be responsible for delays due to required re-staffing or re-allocation of resources. Any delay or hindrance in the performance of any of the duties or obligations of either party hereto (except the payment of money owed) shall not be considered a breach of this Agreement and the time required for performance shall be extended for a period equal to the period of such delay, provided that such delay has been caused by or is the result of any labor

* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.



disputes, including strikes, lockouts, job actions or boycotts; inability to procure materials or services; riots; insurrection; embargoes; war; acts of God; acts of the public enemy; inclement weather; fires; explosions; floods or other natural disasters; or other reasons or causes beyond the reasonable control of the party seeking to perform.

16. NOTICES AND DELIVERIES. Any notice required or permitted to be given by either party hereunder shall be in writing and shall be deemed given on the date received if delivered personally or by nationally recognized overnight delivery service or three days after the date postmarked if sent by registered or certified U.S. mail, return receipt requested, postage prepaid to the following addresses:

      If to QLAB:                   Quintiles Laboratories Limited
                                    5500 Highlands Parkway, Suite 600
                                    Smyrna, Georgia 30082
                                    Attn: S. Tim Derrington
                                          Chief Operating Officer

      If to Sponsor:                Northwest Biotherapeutics, Inc.
                                    21720 23rd Drive SE, Suite 100
                                    Bothell, WA 98021
                                    Attn:  Director of Clinical Operations

The expense and risk of loss for all deliveries, shipments, and mailings shall be born by Sponsor. QLAB disclaims any liability for loss or damage occurring during shipment, delivery or mailing, except to the extent that such loss or damage is caused by the negligence or intentional misconduct of QLAB.

17.   MISCELLANEOUS.

      (a) GOVERNING LAW. This Agreement and each CCLS shall be construed, interpreted in accordance with and enforced under the laws of the State of Washington, without regard to the conflict of laws provisions thereof. If any one or more provisions of this Agreement or any CCLS shall be found to be illegal or unenforceable in any respect, it is the intent of the parties that such provisions be replaced, reformed or narrowed so that their original business purpose can be accomplished to the extent permitted by law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      (b) SURVIVAL. The obligations of the parties contained in Sections 4, 5, 6, 8, 9 and 11 shall survive the termination of this Agreement.

      (c) ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with each CCLS, contains the entire understanding of the parties with respect to the subject matter herein, and

* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.


supersedes all previous agreements (oral and written), negotiations and discussions. The parties may modify or amend the provisions hereof only by an instrument in writing duly executed by the parties.

      (d) BINDING AGREEMENTS AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Sponsor and QLAB and their respective successors and permitted assigns. Neither this Agreement nor any of either party's rights hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other.

      (e) WAIVER. No waiver by either party of any breach of any provision of this Agreement or any CCLS shall constitute a waiver of any other or subsequent breach.

      (f) HEADINGS. The descriptive headings of the sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provision hereof.

      (g) INCORPORATION BY REFERENCE. All exhibits attached hereto shall be deemed to be incorporated herein. In case of any conflict between this Agreement and any such attachment or any CCLS, the terms of this Agreement shall prevail over the attachment or CCLS.

      (h) For all CCLS's in which QLAB will earn fees or incur expenses in excess of one million U.S. Dollars in a currency differing from the invoice and payment currency, a foreign currency exchange provision will be included in the CCLS.

      (i) Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator shall be binding and may be entered in any court having jurisdiction thereof. Such arbitration shall be filed and conducted at the office of the AAA closest to QLAB if initiated by Sponsor or, nearest to Sponsor if initiated by QLAB, and shall be conducted in English by one arbitrator mutually acceptable to the parties selected in accordance with AAA Rules.

      IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto through their duly authorized officers and is effective as of the last date set forth below.

QUINTILES LABORATORIES LIMITED            NORTHWEST BIOTHERAPEUTICS, INC.

By: /s/ S. TIM DERRINGTON                 By: /s/ DANIEL O. WILDS
   ------------------------------------      -----------------------------------
       S. Tim Derrington                            Daniel O. Wilds

Title: Chief Operating Officer               Title: Chairman, President and CEO
       Quintiles Laboratories Worldwide

Date: November 14, 2001                      Date: November 21, 2001

* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.




                                  APPENDIX I-1

                                 CONFIRMATION OF
                           CENTRAL LABORATORY SERVICES

                         NORTHWEST BIOTHERAPEUTICS, INC.

                                PROTOCOL DC3-HRPC

                                NOVEMBER 14, 2001

* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.



This Confirmation of Central Laboratory Services specifies the terms and conditions upon which Quintiles Laboratories ("QLAB") will provide analytical and data management services for the clinical trial described herein. QLAB, or its agents, make no other commitments or warranties, either expressed or implied, concerning the scope of services to be provided during the course of this agreement. The Sponsor and its agents recognize and affirm that the liability for any breach by QLAB shall be limited to the amount of fees paid to QLAB by Northwest Biotherapeutics, Inc. or its agents before and during the course of Northwest Biotherapeutics, Inc. Protocol DC3-HRPC.

PROTOCOL IMPLEMENTATION AND SUPPORT

A.1   Projected Time Period and Scope of Services

Confirmation of Central Laboratory Services Date:     November 14, 2001

Protocol Number:                                      DC3-HRPC

Project Initiation:                                   September 2001

Investigator Sites:                                   25 - United States

Enrolled Patients:                                    495

Average Patients per Site:                            19-20


A.2   Protocol Specific Scope of Work

QLAB, in conjunction with The Sponsor, will complete a protocol specific Scope of Work. The Scope of Work will define all of the protocol and procedural parameters necessary for database construction kit specification & design, customized requisitions & reports, and the investigator instruction manual.

A.3   Visit Specific Kits

QLAB will provide to each investigator site all materials necessary for collection and transport of specimens to be tested at QLAB in accordance with industry standards. These materials will include visit-specific laboratory requisitions and kits designed to meet the needs of this clinical trial. All laboratory requisitions, collection materials and mailers will be pre-labeled with a unique bar-coded accession number. The accession number will be used throughout the study to ensure accurate tracking, collation, and reporting of patient laboratory data.

* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.



A.4   Investigator Training

QLAB will provide a protocol-specific instruction manual to each investigator and training to the study coordinators in all laboratory procedures and services pertaining to this clinical trial at the Investigator meeting. Items to be covered will include, but will not be necessarily limited to, proper specimen collection and processing, on-site archival of frozen specimens, and shipping of samples under conditions to maximize analyte stability. The Sponsor or its designated representative will provide QLAB with investigator telephone, facsimile and site number. QLAB will send site verification forms to check delivery addresses for supplies and laboratory reports as well as 24-hour, 7-day telephone numbers for communication of telephone and panic alert test results. QLAB will be eligible for reimbursement of all production and distribution costs of investigator meeting materials as well as any reasonable travel-related expenses incurred therein. All Materials will be printed in English. Documents printed in languages other than English will result in additional fees.

A.5   Expedited Specimen Transport

QLAB will be responsible for arranging for express shipping with a courier who provides a system by which clinical trial specimens can be tracked during shipment. The risk of loss during shipment, however, shall be born by The Sponsor, and Quintiles disclaims any liability for loss or damage occurring during shipment, except to the extent that such loss or damage is caused by the negligence or intentional misconduct of QLAB.

In the continental United States, ambient specimens can be shipped Monday through Saturday on the day of collection. Ambient specimen shipments from sites in Canada will be limited to Monday through Friday on the day of collection, with the exception of remote locations. Ambient specimen shipments from sites in Alaska and Hawaii will be limited to Monday through Thursday on the day of collection. Frozen shipments from sites in the continental United States and Canada will be limited to Monday through Thursday, and Monday through Wednesday for sites in Alaska and Hawaii.

A.6   Ancillary Shipping Procedures

Sunday or holiday shipments may result in fees in excess of the visit fee. Ancillary shipping fees will be subject to prior approval by The Sponsor unless QLAB's Laboratory Director deems it necessary to act immediately in order to ensure that specimens are received within the established limits of analyte stability.

A.7   Dry Ice Services

QLAB does not provide dry ice services. However, QLAB can assist in the coordination of dry ice services in certain regions on an optional basis only.

* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.



A.8   Patient Identification

From customized visit specific laboratory requisitions, QLAB will collect and report patient demographic data as required by The Sponsor's protocols and procedures and based on QLAB's capabilities.

DATA GENERATION AND TRANSMITTAL

B.1   Laboratory Data Reporting

Laboratory reports of test results will be sent to the investigators via facsimile on the day testing is completed, followed by weekly hard copy reports. Laboratory report formats will be determined during the protocol planning and implementation phase.

B.2   Notification of Alerts

QLAB will contact investigators as defined in the Scope of Work with Telephone High, Telephone Low, Panic High, Panic Low and Exclusion Alerts. QLAB will contact The Sponsor or its designated representative with Panic Highs and Lows and for all flags if the investigator cannot be reached.

B.3   Blinding

Blinding of selected laboratory results is available as an optional service from QLAB. If The Sponsor determines that there is a requirement for blinding of results in this clinical trial, such requirements will be defined in the Scope of Work.

B.4   Electronic Data Transmission

QLAB will transfer clinical trial data in a pre-determined format, media and schedule directly from our facility to The Sponsor's data management facility or designated representative location.

B.5   Status Report

QLAB will provide The Sponsor or its designated representative with status reports throughout the conduct of this trial summarizing the number of patients tested to date by visit for each investigator site. The frequency and mode of distribution of the status report are defined in the Scope of Work.

B.6   Data Retention

QLAB will maintain on-line all laboratory data compiled from this clinical trial for the term of the clinical trial plus 18 months. Thereafter, all laboratory data will be archived onto compact disc

* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.



media for a period of ten years. At the end of that ten-year period, QLAB will forward electronic records to The Sponsor or retain for an additional fee, according to The Sponsor's written instructions.

B.7   Confidentiality

QLAB will maintain the confidentiality of information related to the conduct and results of this clinical trial as outlined in QLAB's internal policies, or under the provisions of a Confidentiality Agreement to be executed with The Sponsor, or under the provisions of any Master Services Agreement or Master Laboratory Services Agreement that applies to this Confirmation of Laboratory Services.

B.8   QNET Software Product

If Sponsor requests the use of QNET in the Scope of Work, QLAB will provide Sponsor or its designated party with the services of the QNET software product according to the terms and conditions of the QNET SOFTWARE LICENSE AGREEMENT agreed to under separate signature of both QLAB and Sponsor. QLAB will be eligible for reimbursement of all pre-approved travel-related expenses incurred with the installation of QNET at the Sponsor designated location(s) as well as pre-approved travel-related expenses incurred as part of any required QNET support.

ANALYTICAL SERVICES

C.1   Laboratory Events Schedule

The schedule for analytical and related laboratory services for The Sponsor's Protocol DC3-HRPC is outlined as Exhibit A.

C.2   Test Groups

Analytical services referenced in the Laboratory Events Schedule for Protocol DC3-HRPC are outlined as Exhibit B.

C.3   Analytical Standards and Certification

QLAB will maintain all state and federal licenses required to perform diagnostic testing on interstate specimens. QLAB documents all in-house quality control and quality assurance programs and will make available applicable results from inter-laboratory proficiency programs conducted by the College of American Pathologists or similar accrediting organizations during central laboratory audits (see section C.16 Central Laboratory Audits).

* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.



C.4   Analytical Methodology Comparability

In order to provide consistency of results throughout the clinical trial program, QLAB will maintain the same test methodology and procedures utilized for the first laboratory-testing visit. The Sponsor may elect to adopt new and improved technology or revised procedures whenever QLAB makes them available. The Sponsor recognizes that circumstances beyond the control of QLAB can arise which would preclude the use of the same testing methodology throughout the clinical trial. Should this situation arise, QLAB will confer with The Sponsor prior to the selection of an alternative methodology.

C.5   Specimen Stability

Analytical services will not be performed on specimens for which the elapsed time from collection to analysis exceeds established limits of analyte stability. QLAB also reserves the right to cancel testing on specimens whose physical or chemical condition may jeopardize result integrity.

C.6   Test Priority Specified by Sponsor

Testing of quantity not sufficient (QNS) specimens can be performed in a pre-determined and prioritized order established by The Sponsor. All QNS testing will be conducted within the limits of QLAB's analytical capabilities.

C.7   Reference Ranges and Reporting Units

Reference ranges and units will be those established by QLAB's Quality Assurance Group as those, which are appropriate and available for the test methodologies being used in this clinical trial. QLAB reserves the right to periodically amend reference ranges as changes in instrumentation, reagent formulation, international standards, governmental recommendations, and testing methodologies are adopted throughout the clinical laboratory industry. However, no changes will be implemented without the explicit knowledge and consent of The Sponsor.

C.8   Exclusion Criteria

One exclusion value for each analyte and at specified visits may be selected by The Sponsor. All test results for a given analyte will be compared to this value. Results will be flagged as EX on the QLAB laboratory report.

C.9   High and Low Flags

Test results will be compared to sex stratified ranges and will be flagged as High or Low if the result violates the established range.

* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.


C.10  Telephone Alert and Panic Alert Values

Telephone and Panic Alert values will be those levels selected by the Sponsor where such levels are appropriate and available from QLAB. QLAB reserves the right to not implement a Panic Alert level that is inconsistent with generally accepted clinical laboratory standards. QLAB's Laboratory Director will discuss the setting of Panic Alert levels with the Sponsor as appropriate.

C.11  Delta Flags

Delta flags will be reported for those patients whose laboratory values differ by a specified percentage relative to the laboratory visit established by The Sponsor as the baseline. Delta changes will be reported as +D or -D if the checked value has increased or decreased relative to the reference visit.

C.12  Specimen Retention

All specimens will be retained for a period of up to 7 days after reporting and will be made available for repeat testing if the elapsed time since specimen collection falls within the established limits of stability. Repeat testing will be performed at no additional charge if it is required due to the negligent acts or omissions of QLAB.

C.13  Specimen Management

QLAB will be responsible for monitoring and maintaining the temperature and other environmental conditions for frozen specimens which are being stored for an interim period prior to batch testing or shipping to another analysis facility. Storage times and conditions will be specified by The Sponsor in advance of the clinical trial commencement.

C.14  Specimen Storage

Long term specimen storage is a standard service offering of QLAB. Long term storage is defined as being a period greater than seven (7) days. If The Sponsor requests this service from QLAB, additional fees will be included in the Provisional Services Budget.

C.15  Central Laboratory Auditing

The Sponsor shall have the ability, upon reasonable notice to QLAB, to visit QLAB and examine all systems, documents and other materials related to the study. If The Sponsor audits QLAB, the parties shall cooperate and work in good faith to resolve any unsatisfactory audit findings. In addition, QLAB shall reasonably cooperate with and shall allow the Food and Drug Administration (FDA) and other governmental agencies to visit QLAB and to examine all systems, documents and other materials related to the study.

* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.



FEES AND BILLING

D.1   Scheduled Visit Fees

Scheduled visit fees which include analytical testing by visit and reporting along with database configuration, maintenance and transfer, project management, and transportation costs are included in Exhibit C.

D.2   Kit Construction Fees

Kit construction fees which include the cost of visit specific collection kits and materials, as well as shippers, are included in the Provisional Services Budget. Sponsor will be invoiced for these costs at the time they are shipped to the investigator sites.

D.3   Transportation Fees

All transportation fees in the Provisional Services Budget are estimates. Transportation will be handled as a direct pass through cost to The Sponsor on the monthly invoice. Quintiles Laboratories applies a kit transportation management fee to each kit for the administrative cost of managing the transportation of supplies to the sites and the movement of samples to QLAB and/or a sponsor designated location.

D.4   Unscheduled Visit Fees and Optional Test Fees

The fee for Services rendered by Quintiles Laboratories which relate to unscheduled visits is set forth in Exhibit C and shall be paid in accordance with the terms set forth therein. Any visits not listed in Exhibit C are considered unscheduled visits, fees for which are to be paid pursuant to the terms of Exhibit C. Unscheduled visit fees are not included in the Provisional Services Budget and, therefore, are not subject to the Initiation Fee. Unscheduled visit fees will be invoiced during the course of the study when they occur. Fees for optional tests are set forth in the Provisional Services Budget and relate to laboratory procedures required by the Protocol but performed only on selected patients under certain conditions, and will be invoiced as appropriate during the course of the study. (EXAMPLE: OPTIONAL TEST - SERUM PREGNANCY).

D.5   Expenses

QLAB shall be reimbursed by The Sponsor for all-reasonable and necessary travel and lodging expenses incurred in the performance of services provided herein which have been pre-approved by The Sponsor. Additionally, investigator site special requests for supplies that are not included in the bulk supply kit or other special requests shall be approved by and reimbursed by The Sponsor. Payment for such services shall be made to QLAB within thirty (30) days of receipt by The Sponsor

* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.



of invoices or other evidence of such expenditures. Sponsor/CRO provided investigator information (name, address, phone and fax number) will be used when shipping study collection materials to investigators, as well as the construction of investigator data base information. If the Sponsor/CRO provided investigator information is incorrect and QLAB is assessed a transportation penalty fee for non-deliverable packages, QLAB will invoice The Sponsor for assessed penalty fees plus a database change fee of $ * .

D.6   Terms of Project Initiation Invoicing

After award of the project by The Sponsor, QLAB will invoice a project initiation fee of * of the value of the estimated Provisional Services Budget. The initiation fee will be credited back to The Sponsor against the final invoice for the project.

D.7   Invoices and Billing

Laboratory services will be invoiced based on the receipt of specimens. An invoice for all visit specific specimens received during the month plus any expenses incurred will be issued to The Sponsor the following month. If requested, QLAB can provide a detailed report listing the invoiced visits by investigator name, accession number, date and visit name. Payment is due within thirty (30) days of the invoice date.

Please remit payments to:
                            Quintiles Laboratories Limited
                            P.O. Box 890062
                            Charlotte, NC 28289-0062

D.8   Test and Fee Cancellation

If some or all testing for a particular visit cannot be completed due to circumstances beyond the control of QLAB, all valid test results will be reported and the total visit fee will remain in effect. Examples of circumstances which can result in billable test cancellations would be: (1) failure to include a specimen required to complete testing for the visit, (2) specimen handling prior to courier pickup which does not meet written guidelines established by the laboratory and (3) provision of a QNS specimen for which all requested testing cannot be completed.

D.9   Clinical Trial Reconciliation

When The Sponsor informs QLAB in writing of the completion or cancellation of the clinical trial, reconciliation will be conducted. This accounting will reconcile any outstanding clinical trial-specific project initiation expenses, scheduled or unscheduled visit fees and unsalvageable specimen collection materials at the investigator sites. A credit or debit invoice will be issued.

* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.



D.10  Cancellation of the Clinical Trial

Upon receiving written notification of early cancellation of the clinical trial, QLAB will provide The Sponsor with an accounting of all clinical trial-specific project initiation expenses, scheduled and unscheduled visit fees and unsalvageable specimen collection materials at the investigator sites. QLAB will charge * of the PSB as a cancellation fee. If the value of efforts extended and supplies shipped exceeds * of the total PSB, an invoice will be presented for those fees.

D.11  Approval of Fee and Period in Force

The provisional fee schedule will expire 60 days from the date of this Confirmation of Central Laboratory Services. Upon receiving verbal approval from The Sponsor, QLAB will implement project initiation activities as outlined previously in Sections A.2 and D.6. If there is a substantive change in the expected number of investigators, number or schedule of visits, testing requirements, anticipated commencement date, length of project or overall protocol specific database design, QLAB will revise the Provisional Services Budget to reflect the increase or decrease in the scope of work. Otherwise, the fees will remain in effect for 12 months from the date study kits were first forwarded to investigator sites. QLAB fee schedule will be subject to review on an annual basis and will be increased for the next 12 month period based upon the average percent change in the US Consumer Price Index over the preceding 12 month period. In the unforeseen event of governmentally mandated changes or transportation industry regulation changes which require significant changes in the conduct of the clinical laboratory industry, QLAB will contact The Sponsor if there will be any cost impact on the study in progress. Additionally, if QLAB courier fees increase 10% or more, or a fuel surcharge is imposed on QLAB for courier services, The Sponsor will be notified immediately of the cost impact on the study in progress.

D.12  Currency Exchange

The currency to be used to invoice and for payment is set forth in this Provisional Services Budget attached hereto as Exhibit C (the "PSB"). If QLAB is to perform services whereby it earns fees or incurs expenses that exceed * U.S. dollars in a currency(ies) differing from the invoice and payment currency (hereafter, "foreign currency(ies)"), the initial foreign currency exchange rates used as a basis for calculating the PSB (the "PSB Rates") shall be stated in the PSB. For each monthly invoice prepared by QLAB, QLAB will obtain the applicable foreign currency exchange spot rates published in the Wall Street Journal {or the Financial Times for European-based Projects} on the last business Friday of the month to which the invoice relates (the "Current Rates"). FOR MILESTONE-BASED INVOICES, THE CURRENT RATES SHALL BE THE AVERAGE OF SUCH FOREIGN CURRENCY EXCHANGE SPOT RATES FOR THE LAST BUSINESS FRIDAY OF EACH MONTH BETWEEN MILESTONE INVOICES. If the Current Rates differ from the PSB Rates, a currency adjustment will be calculated. The currency adjustment will be calculated as the difference between the amount to be invoiced at the Current Rates and the amount to be invoiced at the PSB Rates. If the amount to be invoiced at the Current Rates exceeds or is less than the amount to be invoiced at the PSB Rates, QLAB will reflect

* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.



a debit or credit adjustment, as appropriate to the monthly invoice. The PSB will state for each currency its percentage of the total fees (and expenses, if applicable), after its conversion into the invoice and payment currency, which will be applied to all invoices. If a currency referenced within the PSB is replaced by the Euro or otherwise ceases to become legal tender, the applicable replacement currency will be substituted for such currency for purposes of this provision at an established conversion rate.

* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.



                    ACKNOWLEDGED, ACCEPTED AND AGREED TO BY:



/s/ S. TIM DERRINGTON                             November 14, 2001
------------------------------------              --------------------------
S. Tim Derrington                                 Date
Chief Operating Officer
Quintiles Laboratories Worldwide



Authorized Representative of Northwest Biotherapeutics, Inc.:

Chris DeLuca
--------------------------------------------------------------------------------
(Type or print name)

Director of Clinical Operations
--------------------------------------------------------------------------------
(Type or print title)

/s/ CHRIS DELUCA                                           11/21/01
------------------------------------              --------------------------
Signature                                         Date

* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.



LABORATORY EVENTS SCHEDULE                       EXHIBIT A
VERSION 09                                       START DATE:  MID SEPTEMBER 2001
NORTHWEST BIOTHERAPEUTICS, INC.
PROTOCOL:   DC3-HRPC - DOUBLE-BLIND, PLACEBO-CONTROLLED
INDICATION: PROSTATE CANCER                      PROJECT CODE: AP1215

            ENROLLMENT PERIOD: * MONTHS          PATIENT DURATION: 36 MONTHS

CENTERS: 25 - UNITED STATES

------------------------------------------------------------------------------------------------------------------------------------
                                          SCREEN BASELINE TIME WK  WK   WK   WK   WK   WK   WK   WK   WK   18   24   30   36  RETEST
NO. OF PATIENTS*                                            0   4   8   12   16   20   24   38   42   52   MO   MO   MO   MO    AS
                                                                *   *    *    *    *    *    *    *    *    *    *    *    *  NEEDED
------------------------------------------------------------------------------------------------------------------------------------
CHEMISTRY W/ 16 CONSTITUENTS                x       x       x   x   x    x         x         x         x    x    x    x    x     -
HAEMATOLOGY W/ DIFFERENTIAL &
 PLATELET COUNT                             x       x       x   x   x    x         x         x         x    x    x    x    x     -
URINALYSIS W/ MICROSCOPIC                   x                                                          x                         -
TESTOSTERONE, TOTAL                         x                                                          x                         -
PROSTATE SURFACE ANTIGEN (PSA)              x       x       x            x         x         x         x    x    x    x    x     -
PROSTATIC ACID PHOSPHATASE (PAP)            x       x       x            x         x         x         x    x    x    x    x     -
ANTI-NUCLEAR ANTIBODIES TITER (ANA)         x       x       x   x   x    x         x         x         x    x    x    x    x     -
ANTI-NUCLEAR ANTIBODIES PATTERN (ANA)       #       #       #   #   #    #         #         #         #    #    #    #    #     -
RHEUMATOID FACTOR                           x       x       x   x   x    x         x         x         x    x    x    x    x     -
HEPATITIS B SURFACE ANTIGEN (HBSAG)         x                                                                                    -
HEPATITIS B CORE TOTAL ANTIBODY
 (ANTI-HBC)                                 x                                                                                    -
HIV 1 / 2 EIA SCREEN                        x                                                                                    -
ANTI-HEPATITIS C ANTIBODY (ANTI-HCV)        x                                                                                    -
RAPID PLASMA REAGIN (RPR)                   x                                                                                    -
HTLV-I / II IGG, AB                         x                                                                                    -
HIV-1 FREE ANTIGEN                          x                                                                                    -
SPECIMEN COLLECTION & TESTING MATERIALS:
 ERYTHROCYTE SEDIMENTATION RATE (ESR)(a)    x       x       x   x   x    x         x         x         x    x    x    x    x
SPECIMEN COLLECTION MATERIALS: *                    x               x    x    x    x    x    x    x    x    x    x    x    x
SPECIMEN COLLECTION MATERIALS: *                    x               x    x    x    x    x    x    x    x    x    x    x    x
                                                   (10)            (7)  (7)  (7)  (7)  (7)  (7)  (7)  (7)  (7)  (7)  (7)  (7)

KEY:   x Scheduled    - Unscheduled    # If needed

(a) Quintiles Laboratories will provide the centers with the testing kits/materials for consistency in methodology of on-site analysis

* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.



LABORATORY EVENTS SCHEDULE                      EXHIBIT A
VERSION 09                                      START DATE:   MID SEPTEMBER 2001
NORTHWEST BIOTHERAPEUTICS, INC.
PROTOCOL: DC3-HRPC - OPEN LABEL
INDICATION: PROSTATE CANCER                     PROJECT CODE: AP1239

            ENROLLMENT PERIOD: * MONTHS         PATIENT DURATION: 36 MONTHS

CENTERS:  25 - UNITED STATES

-----------------------------------------------------------------------------------------------------------------------------------
                                                BASELINE TIME WK  WK   WK   WK   WK   WK   WK   WK   WK   18   24   30   36  RETEST
NO. OF PATIENTS*                                           0   4   8   12   16   20   24   38   42   52   MO   MO   MO   MO    AS
                                                               *   *    *    *    *    *    *    *    *    *    *    *    *  NEEDED
-----------------------------------------------------------------------------------------------------------------------------------
CHEMISTRY W/ 16 CONSTITUENTS                     x         x   x   x    x         x         x         x    x    x    x    x    -
HAEMATOLOGY W/ DIFFERENTIAL & PLATELET COUNT     x         x   x   x    x         x         x         x    x    x    x    x    -
URINALYSIS W/ MICROSCOPIC                                                                             x                        -
TESTOSTERONE, TOTAL                                                                                   x                        -
PROSTATE SURFACE ANTIGEN (PSA)                   x         x            x         x         x         x    x    x    x    x    -
PROSTATIC ACID PHOSPHATASE (PAP)                 x         x            x         x         x         x    x    x    x    x    -
ANTI-NUCLEAR ANTIBODIES TITER (ANA)              x         x   x   x    x         x         x         x    x    x    x    x    -
ANTI-NUCLEAR ANTIBODIES PATTERN (ANA)            #         #   #   #    #         #         #         #    #    #    #    #    -
RHEUMATOID FACTOR                                x         x   x   x    x         x         x         x    x    x    x    x    -
SPECIMEN COLLECTION & TESTING MATERIALS:
  ERYTHROCYTE SEDIMENTATION RATE (ESR)(a)        x         x   x   x    x         x         x         x    x    x    x    x
SPECIMEN COLLECTION MATERIALS: *                 x                 x    x    x    x    x    x    x    x    x    x    x    x
SPECIMEN COLLECTION MATERIALS: *                 x                 x    x    x    x    x    x    x    x    x    x    x    x
                                                (10)              (7)  (7)  (7)  (7)  (7)  (7)  (7)  (7)  (7)  (7)  (7)  (7)

KEY:    x  Scheduled    -  Unscheduled    #  If needed

(a) Quintiles Laboratories will provide the centers with the testing kits/materials for consistency in methodology of on-site analysis.

* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.



                                    EXHIBIT B
                             LABORATORY REQUIREMENTS
                                   VERSION 09
                         NORTHWEST BIOTHERAPEUTICS, INC.
                               PROTOCOL: DC3-HRPC
                           INDICATION: PROSTATE CANCER


CHEMISTRY                             URINALYSIS(1)
Sodium                                PH
Potassium                             Specific Gravity
Chloride                              Glucose
Bicarbonate                           Protein
BUN                                   Ketones
Creatinine                            Blood
Magnesium                             Microscopic
Calcium                               METHOD: BAYER MULTISTIX/MANUAL MICROSCOPY
Phosphorus
Glucose                               SPECIAL CHEMISTRY
ALT (SGPT)                            Testosterone, Total(2a)
AST (SGOT)                            METHOD: BAYER CHEMILUMINESCENCE
Total Bilirubin                       Prostate Specific Antigen (PSA)(2a)
Albumin                               METHOD:  ABBOTT MEIA
Alkaline Phosphatase                  Prostatic Acid Phosphatase (PAP)(2b)
LDH                                   METHOD: ICMA
METHOD: ROCHE BMD
                                      IMMUNOLOGY
HAEMATOLOGY(1)                        Anti-Nuclear Antibodies Titer (ANA)(2a)
Haemoglobin                           Anti-Nuclear Antibodies Pattern (ANA)(2a)
Haematocrit                           METHOD: IFA
MCV                                   Rheumatoid Factor(2a)
MCH                                   METHOD: ROCHE TINAQUANT
MCHC
RBC
WBC
Platelet Count
RBC Morphology
Differential
RDW
METHOD: BECKMAN/COULTER/MANUAL MICROSCOPY

PLEASE NOTE: Quintiles Laboratories will provide the centers with all the materials necessary for specimen collection, temporary storage and overnight shipping of samples. Services assume that all samples will ship ambient on the day of collection, unless otherwise noted.

(1) Quintiles Laboratories assumes standard test panels. Customization of testing may result in budget changes.

(2) The centers will collect the specimens and store at - 20(degree)C or colder. On the day of collection at the Screen Visit and at the Baseline Visit and monthly thereafter, the centers will ship the frozen samples on dry ice (to be provided BY the centers) to Quintiles Laboratories.

      (2a) Upon receipt, Quintiles Laboratories will analyze the samples and issue a laboratory report.

      (2b) Upon receipt Quintiles Laboratories will repackage the samples and forward to Specialty Laboratories for analysis. The results will be entered into the Quintiles Laboratories protocol specific database and reports will be issued to the centers.

* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.



                                    EXHIBIT B
                             LABORATORY REQUIREMENTS
                                   VERSION 09
                         NORTHWEST BIOTHERAPEUTICS, INC.
                               PROTOCOL: DC3-HRPC
                           INDICATION: PROSTATE CANCER


VIROLOGY                                      SPECIMEN COLLECTION & TESTING MATERIALS
Hepatitis B Surface Antigen (HBsAg)           Erythrocyte Sedimentation Rate (ESR)(4)
Hepatitis B Core Total Antibody (Anti-HBc)
HIV 1/2 EIA Screen                            SPECIMEN COLLECTION MATERIALS(5)
Hepatitis C Antibody (Anti-HCV)               *
METHOD: ABBOTT EIA
Rapid Plasma Reagin (RPR)
METHOD:  BECTON-DICKSON MACRO-VUE
HTLV-I / II IgG, Ab(3)
METHOD:  EIA
HIV-1 Free Antigen(3)
METHOD: EIA/IB

(3) Upon receipt Quintiles Laboratories will forward the ambient samples to Specialty Laboratories for analysis. The results will be entered into the Quintiles Laboratories protocol specific database and reports will be issued to the centers.

(4) Quintiles laboratories will provide the centers with the testing kits/materials for consistency in methodology of on-site analysis.

(5) *

*AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.


PROVISIONAL SERVICES BUDGET - LINE ITEM - NORTH AMERICA                EXHIBIT C
VERSION: 09
NORTHWEST BIOTHERAPEUTICS, INC.
PROTOCOL: DC3-HRPC - DOUBLE-BLINDED, PLACEBO-CONTROLLED
INDICATION: PROSTATE CANCER

-----------------------------------------------------------------------------------------------------------------------
                                                                                 NO. OF                        EXTENDED
                   SERVICE OR TEST DESCRIPTION                              PATIENT VISITS*       FEE*           FEE*
-----------------------------------------------------------------------------------------------------------------------
ADMINISTRATIVE / DATABASE
SET UP & PROJECT MANAGEMENT (fees based on a project
duration of * for enrollment; 36 months patient duration.
Extensions to the duration of the project may result in additional fees).                                         *

DATABASE DEVELOPMENT                                                                                              *

DATABASE TRANSMISSIONS & ROUTINE MAINTENANCE                                       *               *              *

ANALYTICAL TESTING

CHEMISTRY W/ 16 CONSTITUENTS                                                       *               *              *

HAEMATOLOGY W/ DIFFERENTIAL & PLATELET COUNT                                       *               *              *

URINALYSIS W/ MICROSCOPIC                                                          *               *              *

TESTOSTERONE, TOTAL                                                                *               *              *

PROSTATE SURFACE ANTIGEN (PSA)                                                     *               *              *

PROSTATIC ACID PHOSPHATASE (PAP): SPECIALTY LAB                                    *               *              *

ANTI-NUCLEAR ANTIBODIES TITER (ANA)                                                *               *              *

ANTI-NUCLEAR ANTIBODIES PATTERN (ANA)                                              *               *              *

RHEUMATOID FACTOR                                                                  *               *              *

HEPATITIS SCREEN PANEL  (HBsAg and ANTI-HCV)                                       *               *              *

HEPATITIS B CORE TOTAL ANTIBODY (ANTI-Hbc)                                         *               *              *

HIV 1/2 EIA SCREEN                                                                 *               *              *

RAPID PLASMA REAGIN (RPR)                                                          *               *              *

HTLV-I/II IgG, Ab:  SPECIALTY LAB                                                  *               *              *

HIV-I FREE ANTIGEN:  SPECIALTY LAB                                                 *               *              *

REPORTING

FAX REPORT TO INVESTIGATOR - UNITED STATES DAILY                                   *               *              *

FAX REPORT TO INVESTIGATOR - UNITED STATES MONTHLY                                 *               *              *

FAX REPORT TO INVESTIGATOR - SPECIALTY LAB REPORT                                  *               *              *

QNET(TM) LABORATORY REPORTING SOFTWARE                                             *               *              *

KIT CONSTRUCTION & SUPPLIES

KIT TRANSPORTATION MANAGEMENT FEE - UNITED STATES                                  *               *              *

AMBIENT KITS                                                                       *               *              *

*AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.





*                                                                                  *               *              *

*                                                                                  *               *              *

NON-INFECTIOUS FROZEN SHIPPER                                                      *               *              *

ERYTHROCYTE SEDIMENTATION RATE (ESR) KITS                                          *               *              *

TRANSPORTATION - UNITED STATES

BULK DISTRIBUTION - AMBIENT QKITS                                                  *               *              *

*                                                                                  *               *              *

*                                                                                  *               *              *

BULK DISTRIBUTION - NON-INFECTIOUS FROZEN SHIPPER                                  *               *              *

INBOUND - AMBIENT QKITS                                                            *               *              *

*                                                                                  *               *              *

INBOUND - NON-INFECTIOUS FROZEN SHIPPER                                            *               *              *

                                           TOTAL PROVISIONAL SERVICES BUDGET                                 $1,305,179.01



------------------------------------------------------------------------------------------------------------------------
                                                                           NO. OF PATIENT                       EXTENDED
                    DESCRIPTION                                                VISITS*            FEE*            FEE*
------------------------------------------------------------------------------------------------------------------------
ADMINISTRATIVE / DATABASE

Total for services outlined on line item budget                                                                    *

VISIT FEES -- UNITED STATES (INCLUDES ANALYTICAL AND REPORTING)

SCREEN VISIT                                                                      *                *               *

BASELINE VISIT                                                                    *                *               *

TIME 0 VISIT, WEEKS 12, 20, 38, MONTHS 18, 24, 30 AND 36 VISITS                   *                *               *

WEEKS 4 AND 8 VISITS                                                              *                *               *

WEEK 52 VISIT                                                                     *                *               *

RETEST VISIT                                                                      *                *               *

KIT SUPPLY VISIT FEES -- UNITED STATES (INCLUDES KIT SUPPLIES
AND KIT TRANSPORTATION MANAGEMENT FEE)

SCREEN, BASELINE, TIME 0, WEEKS 4, 8, 12, 20, 38, 52,
MONTHS 18, 24, 30 and 36 VISITS KIT                                               *                *               *

*                                                                                 *                *               *

*                                                                                 *                *               *

NON-INFECTIOUS FROZEN SHIPPER                                                     *                *               *

RETEST VISIT KIT                                                                  *                *               *

*AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.


TRANSPORTATION ESTIMATE FOR NORTH AMERICA (TOTAL FROM
SERVICES OUTLINED ON THE LINE ITEM BUDGET)                                                                           *

                                              PROVISIONAL SERVICES BUDGET                                 $1,305,179.0


----------------------------------------------------------------------------------------------------------------------
                                                                            NO. OF PATIENT                    EXTENDED
                   SERVICE OR TEST DESCRIPTION                                  VISITS*            FEE*         FEE*
----------------------------------------------------------------------------------------------------------------------
ADMINISTRATIVE / DATABASE

SET UP & PROJECT MANAGEMENT (fees based on a project
duration of * for enrollment; 36 months patient duration.                                                         *
Extensions to the duration of the project may result in additional fees.

DATABASE DEVELOPMENT                                                                                              *

ANALYTICAL TESTING

CHEMISTRY W/ 16 CONSTITUENTS                                                       *                *             *

HAEMATOLOGY W/ DIFFERENTIAL & PLATELET COUNT                                       *                *             *

URINALYSIS W/ MICROSCOPIC                                                          *                *             *

TESTOSTERONE, TOTAL                                                                *                *             *

PROSTATE SURFACE ANTIGEN (PSA)                                                     *                *             *

PROSTATIC ACID PHOSPHATASE (PAP):  Specialty Lab                                   *                *             *

ANTI-NUCLEAR ANTIBODIES TITER (ANA)                                                *                *             *

ANTI-NUCLEAR ANTIBODIES PATTERN (ANA)                                              *                *             *

RHEUMATOID FACTOR                                                                  *                *             *

REPORTING

FAX REPORT TO INVESTIGATOR -- UNITED STATES DAILY                                  *                *             *

FAX REPORT TO INVESTIGATOR -- UNITED STATES WEEKLY                                 *                *             *

QNET(TM) LABORATORY REPORTING SOFTWARE                                             *                *             *

KIT CONSTRUCTION & SUPPLIES

KIT TRANSPORTATION MANAGEMENT FEE -- UNITED STATES                                 *                *             *

AMBIENT QKITS                                                                      *                *             *

*                                                                                  *                *             *

*                                                                                  *                *             *

NON-INFECTIOUS FROZEN SHIPPER                                                      *                *             *

ERYTHROCYTE SEDIMENTATION RATE (ESR) KITS                                          *                *             *

TRANSPORTATION -- UNITED STATES

BULK DISTRIBUTION -- AMBIENT QKITS                                                 *                *             *

*AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001 INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC.



*                                                                                  *                *             *

*                                                                                  *                *             *

BULK DISTRIBUTION -- NON-INFECTIOUS FROZEN SHIPPER                                 *                *             *

INBOUND -- AMBIENT QKITS                                                           *                *             *

*                                                                                  *                *             *

INBOUND -- NON-INFECTIOUS FROZEN SHIPPER                                           *                *             *

                                    TOTAL PROVISIONAL SERVICES BUDGET                                   $315,644.95



------------------------------------------------------------------------------------------------------------------------
                                                                            NO. OF PATIENT                      EXTENDED
                        DESCRIPTION                                             VISITS*          FEE*             FEE*
------------------------------------------------------------------------------------------------------------------------
ADMINISTRATIVE / DATABASE

Total for services outlined on line item budge                                                                      *

VISIT FEES -- UNITED STATES (INCLUDES ANALYTICAL AND REPORTING)

BASELINE VISIT                                                                     *              *                 *

TIME 0 VISIT, WEEKS 12, 20, 38, MONTHS 18, 24, 30 AND 36 VISITS                    *              *                 *

WEEKS 4 AND 8 VISITS                                                               *              *                 *

WEEK 52 VISIT                                                                      *              *                 *

RETEST VISIT                                                                       *              *                 *

KIT SUPPLY VISIT FEES -- UNITED STATES (INCLUDES KIT SUPPLIES AND
KIT TRANSPORTATION MANAGEMENT FEE)

SCREEN, BASELINE, TIME 0, WEEKS 4, 8, 12, 20, 38, 52, MONTHS 18,
24, 30 AND 36 VISITS KIT                                                           *              *                 *

*                                                                                  *              *                 *

*                                                                                  *              *                 *

NON-INFECTIOUS FROZEN SHIPPER                                                      *              *                 *

RETEST VISIT KIT                                                                   *              *                 *

TRANSPORTATION ESTIMATE FOR NORTH AMERICA (TOTAL FROM SERVICES
OUTLINED ON THE LINE ITEM BUDGET)                                                                                   *

                                              PROVISIONAL SERVICES BUDGET                                 $315,644.95
